CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 29, 1996, on our audit of the financial statements of FX Energy, Inc. (formerly known as Frontier Oil Exploration Company).

COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.

Salt Lake City, Utah
October 2, 1996